Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS

THIRD QUARTER 2023 FINANCIAL RESULTS

Total loans grow $225.7 million to $3.56 billion

Book Value grows 1.4% and Tangible Book Value(1) grows 1.5%

HOUSTON, TX – October 25, 2023 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, SSB, today reported its 2023 third quarter financial results.

Third Quarter Financial and Operational Highlights

•
Total assets reached $4.22 billion, an increase of $252.3 million, or 6.4%, over the $3.96 billion reported as of June 30, 2023, and 19.9% over the $3.52 billion reported as of September 30, 2022.
•
Loans held for investment grew $225.7 million to $3.56 billion, or 6.8%, over the $3.33 billion reported as of June 30, 2023, and 19.7% over the $2.97 billion reported as of September 30, 2022.
•
Deposits reached $3.65 billion, an increase of $238.5 million, or 7.0%, over the $3.41 billion reported as of June 30, 2023, and 22.2% over the $2.98 billion reported as of September 30, 2022.
•
Book value per share and tangible book value per share(1) increased to $24.57 and $23.17, respectively, as of September 30, 2023, compared to $24.23 and $22.82, respectively, as of June 30, 2023 and to $22.93 and $21.51, respectively, as of September 30, 2022.
•
Implemented a cost reduction plan to proactively align with current market demands.

Bart Caraway, Chairman, President, and CEO of Third Coast, stated, “Third quarter growth was impressive with sequential and year over year increases in total assets, loans, and deposits. Book value per share growth continued at 1.4% and tangible book value per share growth continued at 1.5%, demonstrating a positive sign to investors and the overall financial health of the Company.

“To better align with current market conditions, we recently took some deliberate actions to reduce our operating expenses and other overhead costs. This included the previously announced winding down of our auto-finance division and a 5% reduction in workforce. Combined, this should allow us to immediately re-position Third Coast for continued growth over the next several quarters.

____________________________

(1)
Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

“Looking ahead, we expect to maintain our strong asset quality metrics, and we continue to be laser focused on credit quality across all lending verticals. Our ability to remain well capitalized despite market fluctuations is a testament to our dedication to our customers and shareholders. We believe our above-average industry performance and strong asset portfolio position us to perform in any economic environment, invest in strategic initiatives, and drive shareholder returns over the long term,” Caraway concluded.

Operating Results

Net Income and Earnings Per Share

Net income totaled $5.6 million for the third quarter of 2023, compared to $8.9 million for the second quarter of 2023 and $6.8 million for the third quarter of 2022. Net income available to common shareholders totaled $4.4 million for the third quarter of 2023, compared to $7.7 million for the second quarter of 2023 and $6.8 million for the third quarter of 2022. The quarter-over-quarter decrease was primarily due to higher provision for credit losses of $1.2 million, higher salary expense which included $460,000 in severance costs, and $400,000 in fraud losses. Dividends on our Series A Convertible Non-Cumulative Preferred Stock totaled $1.2 million for each of the quarters ended September 30, 2023 and June 30, 2023. Basic earnings per share and diluted earnings per share were each $0.32 per share in the third quarter of 2023 compared to $0.57 per share and $0.53 per share, respectively, in the second quarter of 2023 and $0.50 per share and $0.49 per share, respectively, in the third quarter of 2022.

Net Interest Margin and Net Interest Income

The net interest margin for the third quarter of 2023 was 3.71% compared to 3.82% for the second quarter of 2023 and 3.77% for the third quarter of 2022. The yield on loans for the third quarter of 2023 was 7.57% compared to 7.29% for the second quarter of 2023 and 5.59% for the third quarter of 2022. The increase in yield on loans during the third quarter of 2023 was primarily due to the increase in the Prime Rate.

Net interest income totaled $35.3 million for the third quarter of 2023, an increase of 3.4% from $34.1 million for the second quarter of 2023 and an increase of 12.5% from $31.4 million for the third quarter of 2022. Interest income totaled $69.4 million for the third quarter of 2023, an increase of 10.6% from $62.7 million for the second quarter of 2023 and an increase of 61.0 % from $43.1 million for the third quarter of 2022. Interest and fees on loans increased $6.1 million, or 10.3%, compared to the second quarter of 2023, and increased $24.9 million, or 61.4%, from the third quarter of 2022. Interest expense was $34.1 million for the third quarter of 2023, an increase of $5.5 million, or 19.2%, from $28.6 million for the second quarter of 2023 and an increase of $22.4 million, or 190.4%, from $11.7 million for the third quarter of 2022.

Noninterest Income and Noninterest Expense

Noninterest income totaled $1.9 million for the third quarter of 2023, compared to $2.3 million for the second quarter of 2023 and $2.5 million for the third quarter of 2022. The decrease in noninterest income from the second quarter of 2023 was primarily due to the decrease in Small Business Investment Company income.

Noninterest expense totaled $27.5 million for the third quarter of 2023, up from $23.8 million for the second quarter of 2023 and up from $22.7 million for the third quarter of 2022. The year-over-year increase was primarily attributed to increased salary expenses related to additional employees during the nine months ended September 30, 2023, and administrative expenses related to opening new branches and administrative offices.

The efficiency ratio was 74.07% for the third quarter of 2023, compared to 65.52% for the second quarter of 2023 and 67.06% for the third quarter of 2022.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended September 30, 2023, gross loans increased to $3.56 billion, an increase of $225.7 million, or 6.8%, from $3.33 billion as of June 30, 2023, and an increase of $587.1 million, or 19.7%, from $2.97 billion as of September 30, 2022. We believe the loan growth was well diversified with real estate loans up $106.0 million and commercial loans up $123.7 million from June 30, 2023.

Asset Quality

Non-performing loans were $16.4 million at September 30, 2023, compared to $10.0 million at June 30, 2023, and $10.3 million at September 30, 2022. The increase in non-performing loans was primarily due to the placement of a $2.3 million loan on nonaccrual and a $2.0 million loan that is over 90 days matured and still accruing. Both of these loans are well secured, and no losses are anticipated. In October 2023, the $2.0 million loan was renewed and is current. The remaining loans placed on nonaccrual this quarter consist of two relationships totaling $2.0 million, and minimal losses are expected as these loans are worked out. The remaining loans that are over 90 days past due at quarter end are well secured and in the process of renewal.

The provision for credit loss recorded for the third quarter of 2023 was $2.6 million and related to provisioning for new loans and commitments. The allowance for credit losses increased to $38.1 million, or 1.07% of the $3.56 billion in gross loans outstanding as of September 30, 2023.

As of September 30, 2023, the nonperforming loans to loans held for investment ratio was 0.46%, compared to 0.30% as of June 30, 2023, and 0.35% as of September 30, 2022. During the three months ended September 30, 2023, and 2022, the Company recorded net charge-offs of $24,000 and $457,000, respectively.

Deposits and Composition

Deposits totaled $3.65 billion as of September 30, 2023, an increase of 7.0% from $3.41 billion as of June 30, 2023, and an increase of 22.2% from $2.98 billion as of September 30, 2022. Noninterest-bearing demand deposits decreased from $529.5 million as of June 30, 2023, to $500.2 million as of September 30, 2023. Noninterest-bearing demand deposits represented 13.7% of total deposits as of September 30, 2023, compared to 15.5% of total deposits as of June 30, 2023. As of September 30, 2023, interest-bearing demand deposits increased $165.8 million, or 7.1%, time deposits increased $102.8 million, or 20.5%, and savings accounts decreased $822,000, or 3.1%, from June 30, 2023.

The average cost of deposits was 3.73% for the third quarter of 2023, representing a 45-basis point increase from the second quarter of 2023 and a 242-basis point increase from the third quarter of 2022 due primarily to time deposit growth, interest-bearing demand deposit growth and the increase in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss 2023 third quarter results, which will be broadcast live over the Internet, on Thursday, October 26, 2023, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.tcbssb.com/events-and-presentations/events. For those who cannot listen to the live call, a replay will be available through November 3, 2023, and may be accessed by dialing 201-612-7415 and using passcode 13735410#. Also, an archive of the webcast will be available shortly after the call at https://ir.tcbssb.com/events-and-presentations/events for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 16 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2023			2022
(Dollars in thousands)	September 30	June 30	March 31	December 31	September 30

ASSETS
Cash and cash equivalents:
Cash and due from banks	$142,122	$244,813	$309,153	$329,864	$216,623
Federal funds sold	144,408	23,206	1,789	2,150	1,225
Total cash and cash equivalents	286,530	268,019	310,942	332,014	217,848

Interest bearing time deposits in other banks	-	-	-	-	132
Investment securities available-for-sale	201,035	194,467	180,376	176,067	160,437
Loans held for investment	3,559,953	3,334,277	3,213,326	3,107,551	2,972,852
Less: allowance for credit losses	(38,067)	(37,243)	(35,915)	(30,351)	(29,109)
Loans, net	3,521,886	3,297,034	3,177,411	3,077,200	2,943,743
Accrued interest receivable	22,821	19,579	19,026	18,340	16,246
Premises and equipment, net	29,010	28,720	28,504	28,662	25,449
Bank-owned life insurance	65,303	64,762	64,235	60,761	60,263
Non-marketable securities, at cost	15,799	20,687	14,751	14,618	27,136
Deferred tax asset, net	8,335	7,808	7,146	6,303	8,097
Fair value hedge assets	10,889	9,372	8,793	9,213	11,508
Right-of-use assets - operating leases	21,192	21,778	19,328	17,872	18,266
Core Deposit Intangible, net	1,009	1,050	1,090	1,131	1,171
Goodwill	18,034	18,034	18,034	18,034	18,034
Other assets	13,949	12,172	10,021	12,933	8,515
Total assets	$4,215,792	$3,963,482	$3,859,657	$3,773,148	$3,516,845

LIABILITIES
Deposits:
Noninterest bearing	$500,187	$529,474	$516,909	$486,114	$517,265
Interest bearing	3,146,635	2,878,807	2,805,624	2,750,032	2,467,049
Total deposits	3,646,822	3,408,281	3,322,533	3,236,146	2,984,314

Accrued interest payable	4,318	3,522	1,636	2,545	2,925
Fair value hedge liabilities	10,519	9,177	7,271	9,221	11,514
Lease liability - operating leases	21,958	22,439	19,845	18,209	18,407
Other liabilities	15,467	12,792	10,054	14,024	12,158
Line of credit - Senior Debt	35,875	30,875	30,875	30,875	30,875
Note payable - Subordinated Debentures, net	80,502	80,451	80,399	80,348	80,298
Total liabilities	3,815,461	3,567,537	3,472,613	3,391,368	3,140,491

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,679	13,688	13,658	13,610	13,600
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	319,134	318,769	318,350	318,033	317,798
Retained earnings	70,283	65,889	58,182	53,270	47,163
Accumulated other comprehensive loss	(1,735)	(1,371)	(2,116)	(2,103)	(1,177)
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	400,331	395,945	387,044	381,780	376,354
Total liabilities and shareholders' equity	$4,215,792	$3,963,482	$3,859,657	$3,773,148	$3,516,845

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Nine Months Ended
	2023			2022		2023	2022
(Dollars in thousands, except per share data)	September 30	June 30	March 31	December 31	September 30	September 30	September 30

INTEREST INCOME:
Loans, including fees	$65,380	$59,295	$53,911	$48,081	$40,498	$178,586	$98,344
Investment securities available-for-sale	1,990	2,029	1,548	1,388	1,367	5,567	2,537
Federal funds sold and other	2,015	1,389	1,920	1,682	1,237	5,324	1,914
Total interest income	69,385	62,713	57,379	51,151	43,102	189,477	102,795

INTEREST EXPENSE:
Deposit accounts	30,345	24,936	22,092	15,682	9,727	77,373	15,014
FHLB advances and other borrowings	3,772	3,681	2,457	3,318	2,020	9,910	3,478
Total interest expense	34,117	28,617	24,549	19,000	11,747	87,283	18,492

Net interest income	35,268	34,096	32,830	32,151	31,355	102,194	84,303

Provision for credit losses	2,620	1,400	1,200	1,950	2,900	5,220	10,250

Net interest income after credit loss expense	32,648	32,696	31,630	30,201	28,455	96,974	74,053

NONINTEREST INCOME:
Service charges and fees	884	720	779	706	772	2,383	2,008
Gain on sale of SBA loans	114	-	-	123	729	114	827
Gain on sale of securities	364	-	97	-	-	461	-
Earnings on bank-owned life insurance	541	526	475	497	424	1,542	815
Derivative fees	159	247	(1)	117	313	405	1,142
Other	(196)	787	552	310	300	1,143	678
Total noninterest income	1,866	2,280	1,902	1,753	2,538	6,048	5,470

NONINTEREST EXPENSE:
Salaries and employee benefits	17,353	15,033	13,712	14,473	14,719	46,098	42,037
Data processing and network expense	1,284	1,261	1,203	837	1,256	3,748	3,110
Occupancy and equipment expense	2,925	2,852	2,633	2,591	2,232	8,410	5,935
Legal and professional	2,001	1,547	1,930	1,887	1,353	5,478	5,100
Loan operations and other real estate owned	272	302	(35)	144	284	539	844
Advertising and marketing	515	812	686	580	438	2,013	1,332
Telephone and communications	117	129	139	175	122	385	321
Software purchases and maintenance	729	455	352	295	318	1,536	717
Regulatory assessments	532	458	666	863	1,000	1,656	2,601
Loss on sale of other real estate owned	-	-	-	-	-	-	350
Other	1,777	986	758	782	1,006	3,521	3,335
Total noninterest expense	27,505	23,835	22,044	22,627	22,728	73,384	65,682

NET INCOME BEFORE INCOME TAX EXPENSE	7,009	11,141	11,488	9,327	8,265	29,638	13,841

Income tax expense	1,431	2,250	2,245	1,802	1,495	5,926	2,707

NET INCOME	5,578	8,891	9,243	7,525	6,770	23,712	11,134

Preferred stock dividends declared	1,184	1,184	1,171	1,418	-	3,539	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,394	$7,707	$8,072	$6,107	$6,770	$20,173	$11,134

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.32	$0.57	$0.60	$0.45	$0.50	$1.49	$0.83
Diluted earnings per share	$0.32	$0.53	$0.55	$0.44	$0.49	$1.41	$0.81

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Nine Months Ended
	2023			2022		2023	2022
(Dollars in thousands, except share and per share data)	September 30	June 30	March 31	December 31	September 30	September 30	September 30

Earnings per share, basic	$0.32	$0.57	$0.60	$0.45	$0.50	$1.49	$0.83
Earnings per share, diluted	$0.32	$0.53	$0.55	$0.44	$0.49	$1.41	$0.81
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$17.06	$17.06	$16.88	$20.44	$-	$51.00	$-

Return on average assets (A)	0.56%	0.96%	1.02%	0.84%	0.78%	0.84%	0.48%
Return on average common equity (A)	5.19%	9.44%	10.28%	7.69%	8.74%	8.24%	4.90%
Return on average tangible common equity (A) (B)	5.50%	10.02%	10.93%	8.19%	9.32%	8.75%	5.23%
Net interest margin (A) (C)	3.71%	3.82%	3.79%	3.75%	3.77%	3.77%	3.85%
Efficiency ratio (D)	74.07%	65.52%	63.47%	66.74%	67.06%	67.80%	73.16%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	7.93%	8.32%	8.31%	8.36%	8.82%	7.93%	8.82%
Tangible common equity to tangible assets (B)	7.51%	7.88%	7.86%	7.90%	8.32%	7.51%	8.32%
Common equity tier 1 (to risk weighted assets)	8.01%	7.75%	7.89%	N/A	N/A	8.01%	N/A
Tier 1 capital (to risk weighted assets)	9.68%	9.39%	9.61%	N/A	N/A	9.68%	N/A
Total capital (to risk weighted assets)	12.72%	12.31%	12.63%	N/A	N/A	12.72%	N/A
Tier 1 capital (to average assets)	9.79%	10.17%	10.14%	N/A	N/A	9.79%	N/A

Third Coast Bank, SSB:
Common equity tier 1 (to risk weighted assets)	12.48%	12.06%	12.32%	12.95%	13.04%	12.48%	13.04%
Tier 1 capital (to risk weighted assets)	12.48%	12.06%	12.32%	12.95%	13.04%	12.48%	13.04%
Total capital (to risk weighted assets)	13.49%	12.99%	13.25%	13.79%	13.87%	13.49%	13.87%
Tier 1 capital (to average assets)	12.62%	13.06%	13.00%	13.11%	13.29%	12.62%	13.29%

Other Data
Weighted average shares:
Basic	13,608,718	13,588,747	13,532,545	13,528,504	13,490,680	13,576,949	13,443,862
Diluted	13,873,187	16,855,822	16,801,815	13,760,076	13,678,962	16,872,035	13,752,556
Period end shares outstanding	13,600,211	13,609,697	13,579,498	13,531,736	13,521,826	13,600,211	13,521,826
Book value per share	$24.57	$24.23	$23.63	$23.32	$22.93	$24.57	$22.93
Tangible book value per share (B)	$23.17	$22.82	$22.22	$21.90	$21.51	$23.17	$21.51

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 12 and 13 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$198,305	$1,990	3.98%	$208,980	$2,029	3.89%	$180,701	$1,367	3.00%
Loans, gross	3,424,738	65,380	7.57%	3,262,804	59,295	7.29%	2,874,857	40,498	5.59%
Federal funds sold and other interest-earning assets	146,965	2,015	5.44%	112,239	1,389	4.96%	243,471	1,237	2.02%
Total interest-earning assets	3,770,008	69,385	7.30%	3,584,023	62,713	7.02%	3,299,029	43,102	5.18%
Less allowance for loan losses	(37,421)			(36,381)			(27,504)
Total interest-earning assets, net of allowance	3,732,587			3,547,642			3,271,525
Noninterest-earning assets	190,670			185,705			184,514
Total assets	$3,923,257			$3,733,347			$3,456,039

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$2,756,305	$30,345	4.37%	$2,581,560	$24,936	3.87%	$2,446,443	$9,727	1.58%
Note payable and line of credit	112,765	1,919	6.75%	111,301	1,858	6.70%	111,213	1,617	5.77%
FHLB advances	129,585	1,853	5.67%	135,826	1,823	5.38%	60,176	403	2.66%
Total interest-bearing liabilities	2,998,655	34,117	4.51%	2,828,687	28,617	4.06%	2,617,832	11,747	1.78%
Noninterest-bearing deposits	473,282			470,564			498,408
Other liabilities	49,271			40,323			31,707
Total liabilities	3,521,208			3,339,574			3,147,947
Shareholders’ equity	402,049			393,773			308,092
Total liabilities and shareholders’ equity	$3,923,257			$3,733,347			$3,456,039
Net interest income		$35,268			$34,096			$31,355
Net interest spread (1)			2.79%			2.96%			3.40%
Net interest margin (2)			3.71%			3.82%			3.77%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Nine Months Ended
	September 30, 2023			September 30, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$195,234	$5,567	3.81%	$115,705	$2,537	2.93%
Loans, gross	3,287,053	178,586	7.26%	2,577,324	98,344	5.10%
Federal funds sold and other interest-earning assets	142,224	5,324	5.00%	236,552	1,914	1.08%
Total interest-earning assets	3,624,511	189,477	6.99%	2,929,581	102,795	4.69%
Less allowance for loan losses	(36,236)			(24,265)
Total interest-earning assets, net of allowance	3,588,275			2,905,316
Noninterest-earning assets	186,443			169,473
Total assets	$3,774,718			$3,074,789

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$2,645,127	$77,373	3.91%	$2,279,048	$15,014	0.88%
Note payable and line of credit	111,777	5,592	6.69%	65,898	2,848	5.78%
FHLB advances	106,353	4,318	5.43%	52,202	630	1.61%
Total interest-bearing liabilities	2,863,257	87,283	4.08%	2,397,148	18,492	1.03%
Noninterest-bearing deposits	473,834			351,002
Other liabilities	44,025			22,361
Total liabilities	3,381,116			2,770,511
Shareholders’ equity	393,602			304,278
Total liabilities and shareholders’ equity	$3,774,718			$3,074,789
Net interest income		$102,194			$84,303
Net interest spread (1)			2.91%			3.66%
Net interest margin (2)			3.77%			3.85%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2023			2022
(Dollars in thousands)	September 30	June 30	March 31	December 31	September 30

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$517,917	$513,934	$508,936	$493,791	$529,046
Non-farm non-residential non-owner occupied	566,973	547,120	511,546	506,012	490,503
Residential	326,354	310,842	286,358	308,775	283,432
Construction, development & other	655,822	595,601	627,143	567,851	500,879
Farmland	30,646	24,219	22,512	22,820	22,770
Commercial & industrial	1,288,320	1,164,624	1,112,638	1,058,910	1,029,231
Consumer	2,665	2,891	3,280	3,872	3,728
Municipal and other	171,256	175,046	140,913	145,520	113,263
Total loans	$3,559,953	$3,334,277	$3,213,326	$3,107,551	$2,972,852

Asset Quality:
Nonaccrual loans	$13,963	$9,968	$9,482	$10,963	$9,439
Loans > 90 days and still accruing	2,442	-	-	518	98
Restructured loans--accruing	-	-	-	780	781
Total nonperforming loans	16,405	9,968	9,482	12,261	10,318
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$16,405	$9,968	$9,482	$12,261	$10,318

QTD Net charge-offs (recoveries)	$24	$72	$(364)	$708	$457

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$978	$832	$855	$1,699	$921
Non-farm non-residential non-owner occupied	1,235	1,417	282	296	309
Residential	3,058	494	506	513	111
Construction, development & other	567	36	39	45	232
Commercial & industrial	8,125	7,189	7,800	8,390	7,846
Consumer	-	-	-	20	20
Total nonaccrual loans	$13,963	$9,968	$9,482	$10,963	$9,439

Asset Quality Ratios:
Nonperforming assets to total assets	0.39%	0.25%	0.25%	0.32%	0.29%
Nonperforming loans to total loans	0.46%	0.30%	0.30%	0.39%	0.35%
Allowance for credit losses to total loans	1.07%	1.12%	1.12%	0.98%	0.98%
QTD Net charge-offs (recoveries) to average loans (annualized)	0.00%	0.01%	(0.05%)	0.09%	0.06%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Nine Months Ended
	2023			2022		2023	2022
(Dollars in thousands, except share and per share data)	September 30	June 30	March 31	December 31	September 30	September 30	September 30

Tangible Common Equity:
Total shareholders' equity	$400,331	$395,945	$387,044	$381,780	$376,354	$400,331	$376,354
Less: Preferred stock including additional paid in capital	66,225	66,225	66,225	66,225	66,273	66,225	66,273
Total common equity	334,106	329,720	320,819	315,555	310,081	334,106	310,081
Less: Goodwill and core deposit intangibles, net	19,043	19,084	19,124	19,165	19,205	19,043	19,205
Tangible common equity	$315,063	$310,636	$301,695	$296,390	$290,876	$315,063	$290,876

Common shares outstanding at end of period	13,600,211	13,609,697	13,579,498	13,531,736	13,521,826	13,600,211	13,521,826

Book Value Per Share	$24.57	$24.23	$23.63	$23.32	$22.93	$24.57	$22.93
Tangible Book Value Per Share	$23.17	$22.82	$22.22	$21.90	$21.51	$23.17	$21.51

Tangible Assets:
Total assets	$4,215,792	$3,963,482	$3,859,657	$3,773,148	$3,516,845	$4,215,792	$3,516,845
Adjustments: Goodwill and core deposit intangibles, net	19,043	19,084	19,124	19,165	19,205	19,043	19,205
Tangible assets	$4,196,749	$3,944,398	$3,840,533	$3,753,983	$3,497,640	$4,196,749	$3,497,640

Total Common Equity to Total Assets	7.93%	8.32%	8.31%	8.36%	8.82%	7.93%	8.82%
Tangible Common Equity to Tangible Assets	7.51%	7.88%	7.86%	7.90%	8.32%	7.51%	8.32%

Average Tangible Common Equity:
Average shareholders' equity	$402,049	$393,773	$384,794	$381,271	$308,092	$393,602	$304,278
Less: Average preferred stock including additional paid in capital	66,225	66,225	66,225	66,329	720	66,225	243
Average common equity	335,824	327,548	318,569	314,942	307,372	327,377	304,035
Less: Average goodwill and core deposit intangibles, net	19,068	19,108	19,149	19,184	19,225	19,108	19,265
Average tangible common equity	$316,756	$308,440	$299,420	$295,758	$288,147	$308,269	$284,770

Net Income	$5,578	$8,891	$9,243	$7,525	$6,770	$23,712	$11,134
Less: Dividends declared on preferred stock	1,184	1,184	1,171	1,418	-	3,539	-
Net Income Available to Common Shareholders	$4,394	$7,707	$8,072	$6,107	$6,770	$20,173	$11,134

Return on Average Common Equity(A)	5.19%	9.44%	10.28%	7.69%	8.74%	8.24%	4.90%
Return on Average Tangible Common Equity(A)	5.50%	10.02%	10.93%	8.19%	9.32%	8.75%	5.23%

___________

(A) Interim periods annualized.